May 26, 2009

To:       Advanced Voice Recognition Systems, Inc.

            7659 E. Wood Dr ive

Scottsdale, Arizona 85260

Attention:  Walter Geldenhuys, President & CEO

Dear Ladies and Gentlemen:

This letter (this “Modification”) modifies that certain Letter Agreement dated April 28, 2008 (the “Original Letter Agreement”) delivered by the undersigned to Advanced Voice Recognition Systems, Inc. (f/k/a Samoyed Energy Corp.), a Nevada corporation (the “Company”), as modified by that certain Letter Agreement dated January 13, 2009 between the undersigned and the Company (together with the Original Letter Agreement, the “Letter Agreement”).

Pursuant to the Letter Agreement, the undersigned holder of 3,500,000 shares of the common stock of the Company (“Common Stock”) (the “Holder”) agreed to pay to the Company an amount equal to $1,400,000 within one hundred eighty (180) days of the Closing (as defined in the Stock Exchange Agreement), or in the alternative, tender to the Company for cancellation two and one-half (2 1/2) shares of Common Stock for every $1 not paid, subject to the terms and conditions of the Letter Agreement.  The Holder and the Company wish to amend certain terms of the Letter Agreement as specifically set forth herein.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder agrees as follows:

1.  Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Letter Agreement, and the term SMYD Common Stock is now referred to as Company Common Stock to reflect the closing of the stock exchange as set forth in the Stock Exchange Agreement.

2.   Amendments.  Effective as of the date hereof:

(a)        The third paragraph of the Letter Agreement is hereby modified and restated to read as follows:

“The Holder understands that delivery of this letter agreement (this “Agreement”) is a condition to closing the Stock Exchange Agreement.  This Agreement sets forth the terms and conditions under which the Holder agrees to pay to Company an amount equal to $790,945 on or before August 31, 2009, or in the alternative, tender to Company for cancellation four (4) shares of Company Common Stock for every $1 not paid.  All dollar amounts stated in this Agreement are in United State s Dollars.”

(b)        Paragraph 1 of the Letter Agreement is hereby modified and restated to read as follows:

“Agreement to Pay; Forfeiture of Shares; Waiver.  On or before August 31, 2009, or such other date as the Company and the Holder agree (such date to be referred to herein as the “Payment Date”), Holder shall pay to Compamy $790,945 ( the “Payment”). In the event Company does not receive all of the Payment on or before the Payment Date, Holder shall tender its shares of Company Common Stock to Company no later than the Payment Date for immediate cancellation by Company at a rate of four (4) shares of Company Common Stock for every $1 not received by Company on or before the Payment Date.  Holder agrees that, in the event it tenders its shares of Company Common Stock to Company for cancellation, upon tendering the shares, Holder will not have any claim against Company, or any affiliate of Company or its predecessors, including but not limited to, any claim for stock or other equity interests of any kind, or any claim based upon breach of contract, discrimination, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever, and Holder shall not bring any claim or commence any litigation against Company or any affiliate of Company or any of its affiliates or precessors  relating to any of the foregoing.”

(c)        Clause (b) of Paragraph 2 of the Letter Agreement is hereby modified and restated to read as follows:

“(b) if Company receives only a portion of the Payment, Holder shall deliver to Company certificates representing that number of shares of Company Common Stock equal to four (4) shares of Company Common Stock for each $1 not paid to Company in accordance with this Agreement.”

3.   Representations and Warranties of Holder.  Holder has requested this Modification based on Holder’s need to complete business transactions unrelated to the Company and the Common Stock.  Holder represents and warrants that he will obtain the funds to make the payment required herein from those business transactions and that he will not be engaged in the sale of any shares of the Common Stock prior to the Payment Date.   Holder and the Company agree that payments may be made by the Holder in installments prior to the Payment Date.

4.   Governing Law.  THIS MODIFICATION SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

5.   Continued Validity.  The Letter Agreement (including the provisions of the Agreement not modified hereby), as modified by this Modification, shall remain in full force and effect following the execution of this Modification.

6.   Counterparts.  This Modification may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.  The exchange of copies of this Modification and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Modification as to the parties and may be used in lieu of the Letter Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures of all purposes.

7.   Entire Agreement.  The Letter Agreement, as modified hereby, represents the entire expression of the parties with respect to the subject matter hereof on the date of this Modification.  To the extent that any conflict may exist between the provisions of any other agreement between the parties and the Letter Agreement, as modified hereby, then the Letter Agreement, as modified hereby, shall control.

Sincerely,

HOLDER:

/s/ Lambert Lavallee

Lambert Lavallee

Date:  May 26, 2009

2440, 10303 Jasper Avenue

Address

Edmonton, Alberta T5J 3N6

City, State, Postal or Zip Code, Country

ACKNOWLEDGED AND AGREED TO BY:

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

By: /s/ Walter Geldenhuys

      Walter Geldenhuys, President, Chief Executive Officer & Chief Financial Officer

Date:  May 26, 2009